     As filed with the Securities and Exchange Commission on July 28, 1995.

                                                            Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            MACDERMID, INCORPORATED
             (Exact name of registrant as specified in its charter)

          CONNECTICUT                                        06-0435750
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                  245 FREIGHT STREET, WATERBURY, CT 06702-0671
                    (Address of Principal Executive Offices)
                    ---------------------------------------

                            MACDERMID, INCORPORATED
                           1995 EQUITY INCENTIVE PLAN
                              (Full Title of Plan)
                    ---------------------------------------

                                DANIEL H. LEEVER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MACDERMID, INCORPORATED
                  245 FREIGHT STREET, WATERBURY, CT 06702-0671
                                 (203) 575-5700
           (Name, address and telephone number of agent for service)

                                    Copy to:

                            MICHAEL E. MOONEY, ESQ.
                            NUTTER, MCCLENNEN & FISH
                            ONE INTERNATIONAL PLACE
                             BOSTON, MA 02110-2699
                                 (617) 439-2000
                    ----------------------------------------

                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------
                                                        Proposed
                                         Proposed       Maximum
     Title of         Amount to be       Maximum       Aggregate     Amount of
 Securities to be    Registered (1)   Offering Price   Offering    Registration
   Registered                          Per Share(2)    Price(2)       Fee(2)
- --------------------------------------------------------------------------------
Common Stock,
 without par          50,000 shares      $44.875       $2,243,750     $773.71
 value

- --------------------------------------------------------------------------------

- -----------------------------

The registration statement covers 50,000 shares of Common Stock without par value under the 1995 Equity Incentive Plan.

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to certain antidilution adjustment provisions of the 1995 Equity Incentive Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of Common Stock reported on the National Association of Securities Dealers Automatic Quotation National Market System on July 24, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

  MacDermid, Incorporated (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

  (a) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

  (b) The description of the Company's Common Stock contained in its Registration Statement on Form S-8 (File No. 2-66987).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been issued or which deregisters all securities then remaining unissued, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

  Connecticut Stock Corporation Act, Section 33-320a, and Article XI of the registrant's By-laws, contain provisions authorizing indemnification by the registrant of directors, officers and employees against certain liabilities and expenses which they may incur as directors, officers and employees of the registrant or of certain other corporations. Section 33-320a also provides that such indemnification may include payment by the registrant of expenses incurred in defending a proceeding in advance of the final disposition of such proceeding, upon agreement by the person indemnified to repay such payment if he shall be adjudicated not entitled to be indemnified under Section 33-320a.

  Section 33-320a also contains provisions authorizing the registrant to obtain insurance on behalf of any such director, officer or employee against liabilities, whether or not the registrant would have the power to indemnify against such liabilities. The registrant maintains an officers and directors liability insurance policy.


                                    -II-1-

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

  Not applicable.

ITEM 8.  EXHIBITS.
         --------

  The following is a list of exhibits filed as part of this Registration Statement (numbering corresponds to numbering in Item 601 of Regulation S-K):

Exhibit No.        Description
- ----------         -----------

  4.1            MacDermid, Incorporated 1995 Equity Incentive Plan

  4.2            Form of Award Agreement

  5              Opinion of Nutter, McClennen & Fish

  23             Consent of KPMG Peat Marwick LLP

  24             Power of Attorney (contained in Part II of this Registration
                 Statement)


ITEM 9.  UNDERTAKINGS.
         ------------

  (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the

                                    -II-2-
registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.


                                    -II-3-

                                   SIGNATURES
                                   ----------


  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 20th day of July, 1995.

                              MACDERMID, INCORPORATED

                              By:/s/ Daniel H. Leever
                                 --------------------------
                                 Daniel H. Leever
                                 President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel H. Leever, John L. Cordani and Michael E. Mooney, each of them singly, his attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign this registration statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.



/s/ Harold Leever                                                July 20, 1995
- ----------------------------------------------
Harold Leever
Chairman of the Board


/s/ Daniel H. Leever                                             July 20, 1995
- ----------------------------------------------
Daniel H. Leever
President, Chief Executive Officer
and Director


/s/ Gregory M. Bolingbroke                                       July 20, 1995
- ----------------------------------------------
Gregory M. Bolingbroke
Controller
(Principal Financial and Accounting Officer)



/s/ Donald G. Ogilvie                                            July 20, 1995
- ----------------------------------------------
Donald G. Ogilvie
Director





                                    -II-4-

/s/ Thomas W. Smith                                              July 20, 1995
- ------------------------------------------
Thomas W. Smith
Director


/s/ James C. Smith                                               July 20, 1995
- ------------------------------------------
James C. Smith
Director




                                    -II-5-